Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Brilliant Digital Entertainment, Inc.


We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 26, 2002, relating to the consolidated financial statements of Brilliant Digital Entertainment, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.


/s/ BDO Seidman, LLP

Los Angeles, California
August 28, 2002